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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This Agreement, ("Agreement") is made and entered into as of this 9th day of April, 2003, by and among First Federal Capital Corp, a Wisconsin corporation (the "Company"), and Liberty Bancshares, Inc. on behalf of its shareholders (individually a "Holder" and collectively the "Holders").

                                    RECITALS

         WHEREAS, the Company and the Holders are parties to an Agreement and Plan of Merger dated as of April 9, 2003, (the "Merger Agreement") pursuant to which, among other things, the Holders are acquiring shares of common stock, no par value, of the Company ("Company Common Stock");

         WHEREAS, pursuant to the Merger Agreement, the Company has agreed to register shares of Company Common Stock to be received by the Holders (the "Resale Registration"); and

         WHEREAS, in connection with the transactions contemplated by the Merger Agreement and pending completion of the Resale Registration, the Holders desire to obtain certain additional registration rights with respect to Company Common Stock to be received in the Merger (as defined in the Merger Agreement) and the Company desires to enter into the agreements with the Holders as set forth below.

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I
                               REGISTRATION RIGHTS

                  Section 1.01 General. For purposes of Article I: (i) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement (a "registration statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement; and
(ii) the term "Registerable Securities" means the shares of Company Common Stock to be received by the Holders in the Merger. Capitalized terms used herein and not defined shall have the meanings set forth in the Merger Agreement.

                  Section 1.02 Company Registration. Subject to Section 1.06 hereof, if at any time prior to completion of the Resale Registration the Company determines to register any Company Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any of the Registerable Securities, the Company shall promptly give the Holders written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered all of the Registerable Securities that the Holders have requested be registered together with the registration

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of the Company Common Stock otherwise being registered by the Company.
Notwithstanding anything else in this Agreement to the contrary, all of the Company's obligations under this Section shall expire on the earlier of (i) completion of the Resale Registration or (ii) the second anniversary of the date hereof. The Company shall be obligated to include Registerable Securities in not more than two (2) registrations pursuant to this Section 1.02. The Company may, for any reason or for no reason, elect to either not file or withdraw the filing of any registration statement relating to a registration described in this
Section 1.02 at any time prior to the effectiveness thereof and in such case the request by the Holders to be included in such registration will not be deemed to have been the exercise of one registration right under this Section 1.02.

                  Section 1.03 Obligations of the Company. Whenever the Company shall be required under Section 1.02 hereof to use its best efforts to effect the registration of any Registerable Securities, the Company shall:

                  (a) as expeditiously as reasonable possible, prepare and file with the Securities and Exchange Commission ("SEC," which term includes any successor agency) a registration statement with respect to such Registerable Securities and use its reasonable efforts to cause such registration statement to become and remain effective under the 1933 Act, except that the Company shall in no event be obligated to cause any such registration to remain effective for more than three months;

                  (b) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

                  (c) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Securities owned by them;

                  (d) as expeditiously as reasonably possible, use its reasonable efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate or requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                  (e) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, and (ii) any similar action by any regulatory agency of competent jurisdiction under the securities or Blue Sky laws of any jurisdiction, and in any such case promptly use its reasonable best efforts to prevent the issuance of any stop order or the taking of any such similar action or to obtain its withdrawal if such stop order should be issued or any such similar action shall be taken; and

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                  (f)      furnish to each Holder of Registerable Securities
covered by such registration statement copies of all documents proposed to be filed with respect to any amendment or supplement to such registration statement or prospectus at a reasonable time prior to such filing.

                  Section 1.04 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Article I that the Holders shall furnish to the Company such information regarding them, the Registerable Securities held by them, and the intended method of disposition of such securities and such other matters as may be required by the 1933 Act and other applicable law and regulation as the Company shall request and as shall be required in connection with the action to be taken by the Company.

                  Section 1.05 Expenses of Registration. In connection with a registration pursuant to Section 1.02 hereof, all representation, printing and accounting fees shall be borne by the Company, the Holders and any other sellers pro rata in relation to the number of shares of Company Common Stock being registered by each such party. For any registrations pursuant to Section 1.02, all parties shall pay all of their own respective attorneys' fees.

                  Section 1.06 Underwriting Requirements. In connection with any registration in which Registerable Securities are included pursuant to Section
1.02 hereof, the Company shall not be required to include any of the Holders' Registerable Securities in such registration unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, when added to the shares otherwise being registered by the Company, in the written opinion of the managing underwriters, exceed the maximum number of shares that can be marketed at a price reasonably related to the then current market price for such shares, or otherwise materially and adversely affect such offering or the trading market for such shares (the "Maximum Feasible Quantity") for such registration. All securities sold to cover any over-allotment shall be apportioned among the Holders and the Company in proportion to the total number of shares being sold by each; provided, however, that any such over-allotment shall first be allocated to the Company to the extent any of the securities of the Company were not included in such registration because the total number of Registerable Securities included in such registration by the Holders, when added to the shares otherwise being registered by the Company, exceeded the Maximum Feasible Quantity for such registration, and shall thereafter be allocated to the Holders to the extent that the Registerable Securities requested to be registered by the Holders were not included in such registration because such shares when added to the shares being requested by the Company, included the Maximum Feasible Quantity for such registration.

                                   ARTICLE II
                               GENERAL PROVISIONS

                  Section 2.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally; (ii) the second business day after being deposited in the United States mail registered or certified (return receipt requested); (iii) the first business day after being deposited with Federal Express or any other recognized national overnight courier service or (iv) on the business day on which it is sent and received by facsimile, in

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each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to the Company:

                                           First Federal Capital Corp
                                           605 State Street
                                           La Crosse, Wisconsin 54601
                                           Attention:  Michael W. Dosland

                                           With a copy to:

                                           Michael Best & Friedrich
                                           100 East Wisconsin Avenue
                                           Milwaukee, Wisconsin  53202
                                           Attention: W. Charles Jackson, Esq.

                  (b)      If to the Holders:

                                           Dennis P. Barrett
                                           Executive Vice President
                                           Liberty State Bank
                                           176 Snelling Avenue
                                           St. Paul, MN 55164

                                           With a copy to:

                                           Steven J. Johnson
                                           Lindquist & Vennum, PLLP
                                           4200 IDS Center
                                           80 South 8th Street
                                           Minneapolis, MN 55402

                  Section 2.02 Miscellaneous. This Agreement (including the exhibits, documents and instruments referred to herein or therein):

                  (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;

                  (b) is not intended to confer upon any person which is not a party hereto any rights or remedies hereunder;

                  (c) shall not be assigned by operation of law or otherwise; and

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                  (d)      may be executed in two or more counterparts which
         together shall constitute a single agreement.

                  Section 2.03 Waiver: Remedies. No delay or failure on the part of any party hereto to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

                  Section 2.04 Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  Section 2.05 Governing Law. This Agreement shall be construed in accordance with the law of the State of Wisconsin (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such State.

                                           FIRST FEDERAL CAPITAL CORP

                                           By:__________________________________


                                           LIBERTY BANCSHARES, INC.

                                           By:__________________________________

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